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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                    AMENDMENT TO CURRENT REPORT ON FORM 8-K
                    Filed pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                         Commission file number: 1-4238

                               LORAL CORPORATION
                                600 Third Avenue
                            New York, New York 10016

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

                                AMENDMENT NO. 1

     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its current report on Form 8-K dated March 1, 1994 as set forth below:

          1. Add Item 7--Financial Statements, Pro Forma Financial Information and Exhibits.

            A. Financial Statements:
            Audited financial statements of Federal Systems as of December 31, 1993 and 1992 and for the three years ended December 31, 1993.

            B. Pro Forma Financial Information:
            Unaudited Pro Forma Condensed Consolidated Statement of Income of Loral Corporation and Federal Systems for the year ended March 31, 1994.

          C. Exhibits:
            23 Consent of Price Waterhouse

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         LORAL CORPORATION
                                             Registrant

                                          By:        MICHAEL P. DEBLASIO
Dated: May 12, 1994
                                                    Michael P. DeBlasio
                                               Senior Vice President--Finance

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
  International Business Machines Corporation

     In our opinion, the accompanying combined statement of financial position and the related combined statements of earnings, of cash flows and of changes in invested equity present fairly, in all material respects, the financial position of Federal Systems (a unit of International Business Machines Corporation) at December 31, 1993 and 1992, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As discussed in Note 8, the Company changed its method of accounting for certain postemployment benefits in 1993 and nonpension postretirement benefits in 1991. We concur with these changes.

     Federal Systems is a unit of International Business Machines Corporation and, as disclosed in the financial statements, has extensive transactions and relationships with International Business Machines Corporation and its affiliates. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

                                          PRICE WATERHOUSE

Washington, D.C.
January 31, 1994, except as to Note 14 which is as of March 1, 1994

                                FEDERAL SYSTEMS
            (A UNIT OF INTERNATIONAL BUSINESS MACHINES CORPORATION)
                    COMBINED STATEMENT OF FINANCIAL POSITION
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                           DECEMBER 31,
                                                                    ---------------------------
                                                                       1993             1992
                                                                    ----------       ----------
ASSETS
Current assets
  Cash and cash equivalents.......................................  $   72,124       $   72,825
  Investments.....................................................      29,886
  Accounts and notes receivable
     Trade, net of allowance of $50,499 and $93,825,
      respectively................................................     325,158          197,910
     Other, net of allowance of $14,193 and $10,746,
      respectively................................................       9,888           18,097
  Inventories and costs relating to long-term contracts in
     process......................................................     100,106          149,979
  Deferred income taxes...........................................      31,193           32,918
  Prepaid expenses and other current assets.......................       3,076            2,592
                                                                    ----------       ----------
          Total current assets....................................     571,431          474,321
Property, plant and equipment, net................................     469,747          532,190
                                                                    ----------       ----------
Total assets......................................................  $1,041,178       $1,006,511
                                                                    ----------       ----------
                                                                    ----------       ----------
LIABILITIES AND INVESTED EQUITY
Current liabilities
  Accounts payable................................................  $   39,699       $   47,511
  Accrued expenses
     Compensation and benefits....................................      49,544           58,632
     Other........................................................      29,310           16,049
  Deferred revenue................................................     161,830          152,559
                                                                    ----------       ----------
          Total current liabilities...............................     280,383          274,751
Deferred income taxes.............................................      37,828           42,952
                                                                    ----------       ----------
                                                                       318,211          317,703
Commitments and contingencies (Note 13)
Invested equity...................................................     722,967          688,808
                                                                    ----------       ----------
Total liabilities and invested equity.............................  $1,041,178       $1,006,511
                                                                    ----------       ----------
                                                                    ----------       ----------

   The accompanying notes are an integral part of these financial statements.

                                FEDERAL SYSTEMS
            (A UNIT OF INTERNATIONAL BUSINESS MACHINES CORPORATION)

                         COMBINED STATEMENT OF EARNINGS
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                             FOR THE YEAR ENDED DECEMBER 31,
                                                         ----------------------------------------
                                                            1993           1992           1991
                                                         ----------     ----------     ----------
Revenue................................................  $2,291,803     $2,189,958     $1,986,939
                                                         ----------     ----------     ----------
Costs and expenses
  Cost of sales........................................   1,992,642      1,881,153      1,660,574
  Selling, general and administrative..................      99,492        113,445        129,417
  Research and development.............................      43,346         51,982         49,847
  Restructuring charges................................      38,795         29,180        124,196
                                                         ----------     ----------     ----------
                                                          2,174,275      2,075,760      1,964,034
                                                         ----------     ----------     ----------
Operating income.......................................     117,528        114,198         22,905
Interest and other income..............................      10,986         17,790          5,954
                                                         ----------     ----------     ----------
Earnings before income taxes and cumulative effect of
  accounting change....................................     128,514        131,988         28,859
Provision for income taxes.............................      54,651         55,131         12,386
                                                         ----------     ----------     ----------
Earnings before cumulative effect of accounting
  change...............................................      73,863         76,857         16,473
Cumulative effect of accounting change.................     (15,500)                      (91,600)
                                                         ----------     ----------     ----------
Net earnings (loss)....................................  $   58,363     $   76,857     $  (75,127)
                                                         ----------     ----------     ----------
                                                         ----------     ----------     ----------

   The accompanying notes are an integral part of these financial statements.

                                FEDERAL SYSTEMS
            (A UNIT OF INTERNATIONAL BUSINESS MACHINES CORPORATION)

                        COMBINED STATEMENT OF CASH FLOWS
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                              FOR THE YEAR ENDED DECEMBER 31,
                                                             ----------------------------------
                                                               1993         1992         1991
                                                             --------     --------     --------
Cash flow from operating activities:
  Net earnings (loss)......................................  $ 58,363     $ 76,857     $(75,127)
  Adjustments to reconcile net earnings (loss) to cash
     provided by operating activities:
     Depreciation and amortization.........................    93,585       95,032      103,579
     Gain on sale of investments...........................       (13)
     Loss (gain) on sale of property, plant and
       equipment...........................................     1,664          (64)       4,098
     Gain on foreign currency transactions.................      (415)      (5,040)
     Other changes that provided (used) cash:
       Accounts and notes receivable.......................  (117,153)     100,917       69,612
       Inventories and costs relating to long-term
          contracts in process.............................    47,876       44,423       46,095
       Prepaid expenses and other current assets...........      (483)       1,227        2,561
       Accounts payable....................................    (7,812)        (445)      (4,868)
       Accrued expenses....................................     4,173       (4,142)       2,311
       Deferred revenue....................................    10,564       77,448       39,948
       Deferred income taxes...............................    (3,415)     (69,642)     (17,181)
                                                             --------     --------     --------
Net cash provided by operating activities..................    86,934      316,571      171,028
                                                             --------     --------     --------
Cash flow from investing activities:
  Payments for property, plant and equipment...............   (55,392)     (72,287)     (65,666)
  Proceeds from sale of property, plant and equipment......     1,569          492          448
  Purchase of investments..................................   (51,885)
  Proceeds from sale of investments........................    21,620
                                                             --------     --------     --------
Net cash used in investing activities......................   (84,088)     (71,795)     (65,218)
                                                             --------     --------     --------
Cash flow from financing activities:
  Net change in invested equity............................    (2,857)    (187,101)     (84,646)
                                                             --------     --------     --------
Effect of exchange rate changes on cash and cash
  equivalents..............................................      (690)      (6,924)
                                                             --------     --------     --------
Net (decrease) increase in cash and cash equivalents.......      (701)      50,751       21,164
Cash and cash equivalents at beginning of year.............    72,825       22,074          910
                                                             --------     --------     --------
Cash and cash equivalents at end of year...................  $ 72,124     $ 72,825     $ 22,074
                                                             --------     --------     --------
                                                             --------     --------     --------

   The accompanying notes are an integral part of these financial statements.

                                FEDERAL SYSTEMS
            (A UNIT OF INTERNATIONAL BUSINESS MACHINES CORPORATION)

                COMBINED STATEMENT OF CHANGES IN INVESTED EQUITY
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                              FOR THE YEAR ENDED DECEMBER 31,
                                                             ----------------------------------
                                                               1993         1992         1991
                                                             --------     --------     --------
Balance, beginning of year.................................  $688,808     $797,322     $942,091
Net earnings (loss)........................................    58,363       76,857      (75,127)
Equity translation adjustments.............................      (329)      (3,994)
Intercompany transactions..................................   (23,875)    (181,377)     (69,642)
                                                             --------     --------     --------
Balance, end of year.......................................  $722,967     $688,808     $797,322
                                                             --------     --------     --------
                                                             --------     --------     --------

   The accompanying notes are an integral part of these financial statements.

                                FEDERAL SYSTEMS
            (A UNIT OF INTERNATIONAL BUSINESS MACHINES CORPORATION)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                        DECEMBER 31, 1993, 1992 AND 1991
                         (DOLLAR AMOUNTS IN THOUSANDS)

NOTE 1 -- NATURE OF OPERATIONS AND RELATIONSHIPS WITH IBM

GENERAL

     Federal Systems (the Company), a unit of International Business Machines Corporation (IBM), is in the business of providing advanced information services, products and technologies primarily to U.S. and non-U.S. government agencies. The Company is not a legal entity.

     The Company derives a substantial portion of its revenue under long-term contracts for systems integration and related services principally in the broad areas of defense electronics, air traffic control systems and space systems. The Company derives no revenue for IBM commercial information equipment and software sold under its contracts; such revenue accrues to IBM or IBM affiliates. Significant customers include the U.S. Department of Defense, the Federal Aviation Administration (FAA), the National Aeronautics and Space Administration and the United Kingdom (U.K.) Ministry of Defense. Contracts which contributed 10% or more of the Company's revenue for 1993 included a contract with the FAA for systems integration work relating to the modernization of the air traffic control system (12% of revenue for 1993 and 1992 and 11% of revenue for 1991) and a contract with the U.K. Ministry of Defense relating to the systems integration of helicopters (11%, 8%, and 1% of revenue for 1993, 1992, and 1991, respectively).

     The Company operates in one business segment--systems integration, information systems and related services.

RELATED PARTY TRANSACTIONS

     The Company is an integrated component of IBM's operations and has extensive relationships and transactions with IBM and IBM affiliates. The Company receives a number of administrative and support services and internal-use information systems equipment and software from IBM and IBM affiliates, participates in a number of IBM employee benefit plans, and occupies office space in certain IBM buildings. The Company provides certain engineering and programming services to IBM and IBM affiliates, and provides office space and occupancy support to IBM and IBM affiliates in certain of its owned properties. Further information about such relationships and transactions is included in Notes 2, 3, 6, 8, 9, 13 and 14.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF COMBINATION

     The combined financial statements of the Company include the accounts of one IBM operating unit which is not a separate legal entity and three wholly-owned subsidiaries of IBM. All material intercompany accounts and transactions have been eliminated in combination.

REVENUE RECOGNITION

     The major portion of the Company's revenue results from contract services performed under a variety of contracts, some of which provide for reimbursement of cost plus fees and others which are fixed-price or time-and-materials type contracts. For cost-type contracts and fixed-price type contracts that require substantial performance over an extended period of time, the percentage of completion method of accounting is used to record revenue, primarily based on contract costs incurred to date, compared to estimated costs at contract completion. Profits expected to be realized on contracts are based on estimates of total contract revenue and costs at completion. Estimates are reviewed at least semi-annually, and changes in estimated contract revenue and costs which result in changes to estimated contract profit are recognized in the period in which they are determined. Certain contracts contain profit incentives which provide for increased or decreased fees based

                                FEDERAL SYSTEMS
            (A UNIT OF INTERNATIONAL BUSINESS MACHINES CORPORATION)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1993, 1992 AND 1991
                         (DOLLAR AMOUNTS IN THOUSANDS)

upon performance as compared to predetermined targets. Incentives based on cost performance are recorded currently, and other incentives are recorded when awards or penalties are established or when such amounts can be reasonably estimated. Under all other contracts, revenue is recorded when deliveries are made or as work is performed. Provisions for anticipated losses on contracts are recorded in full as they are identified. Payments received from customers in advance of recognition of revenue are recorded as deferred revenue in the accompanying financial statements.

CASH AND CASH EQUIVALENTS

     IBM performs cash management on a centralized basis in the U.S. for the Company as well as other IBM businesses. Activity in the Company's cash balances supporting its U.S. operations is recorded through the invested equity account with IBM. The Company maintains certain separate bank accounts and investments primarily related to its non-U.S. operations; the balances in such accounts are included in cash and cash equivalents and investments in the accompanying balance sheet. The Company considers cash and cash equivalents to include cash on hand and on deposit and highly liquid investments with original maturities at date of acquisition generally of three months or less.

DEBT AND INTEREST COST

     IBM has not allocated any portion of its debt or related interest cost to the Company, and no portion of IBM's debt is specifically related to the operations of the Company. Accordingly, the Company's financial statements include no charges for interest or capitalized interest.

INVESTMENTS

     Investments are carried at cost plus accrued interest, which approximates market value, and consist of certificates of deposit and bonds issued by non-U.S. commercial banking institutions and non-U.S. government treasury bills and bonds.

INVENTORIES

     Inventories consist principally of unreimbursed costs under fixed-price contracts that are not accounted for by the percentage of completion method of accounting, and are stated at total costs incurred reduced by amounts identified with revenue recognized to date. Inventoried costs include both direct contract costs and allocable overhead costs (determined on a first-in, first-out basis). Inventoried hardware costs are valued using the weighted average cost method. Such costs are allocated to contracts as firm contractual requirements are identified. All other inventories are stated at the lower of cost (determined on a first-in, first-out basis) or market.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is stated at cost less accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful lives of the assets (buildings, 50 years; building improvements, 20 years; machinery and equipment, 7 years; furniture and fixtures, 10 to 15 years; and information systems equipment, 5 years). Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or the estimated useful lives of the improvements. Transfers of property and equipment to and from related parties are recorded at book value through the invested equity account with IBM.

                                FEDERAL SYSTEMS
            (A UNIT OF INTERNATIONAL BUSINESS MACHINES CORPORATION)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1993, 1992 AND 1991
                         (DOLLAR AMOUNTS IN THOUSANDS)

INCOME TAXES

     The operations of the Company are included in the consolidated U.S. federal income tax return and certain combined and separate state and local income tax returns of IBM. The foreign operations of the Company file separate tax returns. However, for purposes of these financial statements, income tax expense is computed as if the Company were a separate taxpayer, and current income tax liabilities are paid or considered to have been paid by IBM and are recorded through the invested equity account with IBM. The Company accounted for income taxes under Statement of Financial Accounting Standards (SFAS) No. 96 in 1991, and under SFAS No. 109 in 1992 and 1993; the cumulative effect of the accounting change in 1992 was not material. Income tax expense is based upon reported earnings before income taxes, and deferred income taxes reflect the impact of temporary differences between the amounts of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes; deferred income taxes are measured by applying tax rates in effect at the end of the period. In addition, in computing income tax expense, the Company considers all intercompany charges recorded through the invested equity account to have been paid currently.

RESEARCH AND DEVELOPMENT EXPENSE

     A substantial portion of the Company's research and development costs that are not incurred directly under specific government contracts are reimbursable as indirect contract costs through government-mandated cost accounting procedures. To the extent that such costs are deemed to be reimbursable, they are recorded as inventory and allocated to cost of sales in accordance with the contract costs to which they relate. Any research and development costs incurred in excess of those deemed to be reimbursable are charged against income as incurred.

FOREIGN CURRENCY

     Prior to 1992, non-U.S. operations were not significant and the U.S. dollar was considered the functional currency. Beginning in 1992, non-U.S. operations utilize the local currency as the functional currency. Assets and liabilities are translated into U.S dollars at the year-end exchange rate, while revenue and costs are translated at the average rates of exchange prevailing during the year. Translation adjustments are accumulated in invested equity. Foreign exchange gains and losses incurred on foreign currency transactions are included in income. The Company has entered into forward exchange contracts to hedge the effect of foreign currency fluctuations on certain transactions and commitments denominated in foreign currencies. Gains and losses on commitment hedges are deferred and included in the basis of the transaction underlying the commitment. Gains and losses on transaction hedges are recognized in income and offset the foreign exchange gains and losses on the related transaction.

CREDIT RISK

     Financial instruments which potentially subject the Company to concentrations of credit risk consist of billed accounts receivable and unbilled accounts receivable (principally unreimbursed costs and fees under contracts) and investments. Receivables result primarily from contracts with the U.S. and non-U.S. governments and from subcontracts with prime contractors to the U.S. government. Contracts with the U.S. government do not require collateral or other security. The Company conducts ongoing credit evaluations of non-government customers and generally does not require collateral or other security from these customers. The Company generally has negotiated terms and conditions which provide for non-U.S. government customers to make advance payments in amounts sufficient to limit the Company's credit risk. Historically,

                                FEDERAL SYSTEMS
            (A UNIT OF INTERNATIONAL BUSINESS MACHINES CORPORATION)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1993, 1992 AND 1991
                         (DOLLAR AMOUNTS IN THOUSANDS)

the Company has not incurred any significant credit related losses under its long-term contracts. Because the Company invests only in securities of creditworthy issuers, credit risk from investments is considered minimal.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amount of the Company's cash and cash equivalents, investments, non-trade accounts receivable and notes receivable approximates fair value. The fair value of forward exchange contracts is estimated using quoted market prices on comparable instruments.

NOTE 3 -- SPECIAL RESTRUCTURING ACTIONS

     IBM has recently taken a series of special actions to reduce costs, expenses, structure and capacity. As a result, restructuring charges principally related to workforce reduction of $38,795, $29,180 and $124,196 were recorded by the Company and charged against income in 1993, 1992 and 1991, respectively. A portion of the restructuring charges are expected to be recoverable under the Company's government contracts in future periods pursuant to an agreement pending with the government on costs of voluntary termination programs as further discussed in Note 13.

NOTE 4 -- ACCOUNTS RECEIVABLE

     Trade accounts receivable consist of the following:

                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                       1993         1992
                                                                     --------     --------
    Receivables under government contracts:
      Billed.......................................................  $129,939     $ 85,118
      Unbilled
         Costs and accrued profit, including amounts subject to
           future negotiation, net of unliquidated progress
           payments received of $701,540 and $963,270..............   237,560      199,740
         Retainage.................................................     8,158        6,877
                                                                     --------     --------
                                                                      375,657      291,735
    Less: Allowance for doubtful and potentially unrecoverable
      amounts......................................................   (50,499)     (93,825)
                                                                     --------     --------
                                                                     $325,158     $197,910
                                                                     --------     --------
                                                                     --------     --------

     Unbilled costs and accrued profit consist principally of amounts of revenue recognized on contracts for which billings have not been presented to the customers. Such amounts are usually billed and collected within one year, except to the extent that such amounts result from excess proposed indirect contract costs over government approved provisional costs. Such indirect costs are subject to review by the U.S. government and typically take several years to become finalized. As of December 31, 1993, the last year for which the Company had reached agreement with the government was 1988.

     Balances not paid by customers pursuant to retainage provisions in contracts will be due upon completion of the contracts. The Company expects to collect such amounts in future years as follows: 1994--$4,320, 1995--$1,627, 1996--$401, and 1997--$1,810.

     Substantially all billed accounts receivable are expected to be collected within one year.

                                FEDERAL SYSTEMS
            (A UNIT OF INTERNATIONAL BUSINESS MACHINES CORPORATION)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1993, 1992 AND 1991
                         (DOLLAR AMOUNTS IN THOUSANDS)

NOTE 5 -- INVENTORIES

     Inventories consist of the following:

                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                       1993         1992
                                                                     --------     --------
    Unreimbursed costs relating to long-term contracts in process
      (principally fixed-price type contracts):
         Costs of contract services and products, net of amounts
           attributed to revenue recognized to date................  $ 56,177     $118,437
         Research and development and bid and proposal costs.......     8,871        2,030
         Costs incurred in advance of contractual coverage.........    27,807       12,788
                                                                     --------     --------
                                                                       92,855      133,255
    Raw materials and work-in-process..............................       539        1,086
    Hardware and parts not yet allocated to contracts..............     6,712       15,638
                                                                     --------     --------
                                                                     $100,106     $149,979
                                                                     --------     --------
                                                                     --------     --------

     Management of the Company believes that all such amounts will be recovered in the normal course of business, and that costs incurred in advance of contractual coverage at December 31, 1993 will receive firm contractual coverage in 1994.

NOTE 6 -- PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following:

                                                                        DECEMBER 31,
                                                                  -------------------------
                                                                     1993           1992
                                                                  ----------     ----------
    Land and land improvements..................................  $   18,106     $   20,373
    Buildings and building improvements.........................     303,558        302,388
    Machinery, equipment, furniture and fixtures................     719,101        748,271
    Leasehold improvements......................................      60,148         62,882
                                                                  ----------     ----------
                                                                   1,100,913      1,133,914
    Less: accumulated depreciation and amortization.............    (638,572)      (650,901)
                                                                  ----------     ----------
                                                                     462,341        483,013
    Construction-in-progress....................................       7,406         49,177
                                                                  ----------     ----------
                                                                  $  469,747     $  532,190
                                                                  ----------     ----------
                                                                  ----------     ----------

     Depreciation and amortization expense was $93,585, $95,032, and $103,579 in 1993, 1992 and 1991, respectively. Transfers of property and equipment to (from) related parties are considered noncash items for purposes of the Combined Statement of Cash Flows and were, net $21,017, ($5,724) and ($15,004) in 1993, 1992 and 1991, respectively.

                                FEDERAL SYSTEMS
            (A UNIT OF INTERNATIONAL BUSINESS MACHINES CORPORATION)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1993, 1992 AND 1991
                         (DOLLAR AMOUNTS IN THOUSANDS)

NOTE 7 -- INCOME TAXES

     The sources of earnings (losses) before income taxes are as follows:

                                                               YEAR ENDED DECEMBER 31,
                                                          ---------------------------------
                                                            1993         1992        1991
                                                          --------     --------     -------
    U.S. operations.....................................  $133,265     $130,346     $30,677
    Non-U.S. operations.................................    (4,751)       1,642      (1,818)
                                                          --------     --------     -------
                                                          $128,514     $131,988     $28,859
                                                          --------     --------     -------
                                                          --------     --------     -------

     The provision (benefit) for income taxes by taxing jurisdiction consists of the following:

                                                               YEAR ENDED DECEMBER 31,
                                                          ---------------------------------
                                                           1993         1992         1991
                                                          -------     --------     --------
    Current
      U.S. federal......................................  $43,683     $ 98,466     $ 23,311
      State and local...................................    8,768       19,028        4,356
      Non-U.S...........................................    5,615        7,279        1,900
                                                          -------     --------     --------
                                                           58,066      124,773       29,567
                                                          -------     --------     --------
    Deferred
      U.S. federal......................................   (3,116)     (58,668)     (14,722)
      State and local...................................     (146)     (10,238)      (2,459)
      Non-U.S...........................................     (153)        (736)
                                                          -------     --------     --------
                                                           (3,415)     (69,642)     (17,181)
                                                          -------     --------     --------
    Total provision for income taxes....................  $54,651     $ 55,131     $ 12,386
                                                          -------     --------     --------
                                                          -------     --------     --------

     A reconciliation from the statutory U.S. federal income tax rate to the Company's effective income tax rate follows:

                                                                    YEAR ENDED DECEMBER 31,

                                                                    ----------------------
                                                                    1993     1992     1991
                                                                    ----     ----     ----
    Statutory U.S. federal income tax rate........................  35.0%    34.0%    34.0%
    Increase in tax rate from:
      State and local income taxes, net of U.S. federal tax
         benefit..................................................   4.4      4.4      4.4
      Non-U.S. income taxes, net of U.S. federal tax benefit......   2.7      3.3      4.3
      Other.......................................................    .4       .1       .2
                                                                    ----     ----     ----
    Effective income tax rate.....................................  42.5%    41.8%    42.9%
                                                                    ----     ----     ----
                                                                    ----     ----     ----

                                FEDERAL SYSTEMS
            (A UNIT OF INTERNATIONAL BUSINESS MACHINES CORPORATION)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1993, 1992 AND 1991
                         (DOLLAR AMOUNTS IN THOUSANDS)

     The components of deferred tax assets and liabilities included in the combined statement of financial position are as follows:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1993        1992
                                                                       -------     -------
    Liabilities:
      Depreciation...................................................  $37,828     $41,305
      Percentage of completion method of accounting..................    1,687      28,507
                                                                       -------     -------
                                                                        39,515      69,812
                                                                       -------     -------
    Assets:
      Allowances and other...........................................   19,702      38,377
      Employee benefit accruals......................................    8,138      14,841
      Inventoried overhead...........................................    5,040       6,560
                                                                       -------     -------
                                                                        32,880      59,778
                                                                       -------     -------
    Net deferred tax liability.......................................  $ 6,635     $10,034
                                                                       -------     -------
                                                                       -------     -------

NOTE 8 -- EMPLOYEE BENEFIT PLANS

RETIREMENT AND OTHER POSTRETIREMENT BENEFIT PLANS

     Employees of the Company participate in IBM's U.S. retirement plan, which is a noncontributory defined benefit plan covering substantially all regular, full-time and part-time employees. The plan is funded by IBM contributions to an irrevocable trust fund which is held for the sole benefit of employees. Retirement benefits are paid monthly and are generally based upon the greater of a fixed amount per year of service, or a percent of career compensation. Benefits under the plan become vested upon the completion of five years of service. IBM funds amounts sufficient to meet the minimum requirements set forth in applicable employee benefit and tax laws, and such additional amounts as may be determined appropriate from time to time. The assets of the plan include corporate equities, government securities, corporate debt securities, and income-producing real estate. At December 31, 1993, the fair value of the assets in IBM's U.S. retirement plan exceeded the accumulated benefit obligation.

     In addition to participating in IBM's retirement plan, employees of the Company participate in IBM's defined benefit postretirement plan that provides medical, dental and life insurance for retirees and eligible dependents. IBM funds amounts for these benefits with an independent trustee, as deemed appropriate from time to time. The plan's assets include corporate equities and government securities. Effective January 1, 1991, IBM implemented on the immediate recognition basis SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." The cumulative effect of adopting SFAS No. 106 charged to income by the Company in 1991 was $91,600, net of approximately $57,600 of income tax effects, which represents the Company's share of IBM's cumulative effect determined based upon headcount. At December 31, 1993, the accumulated postretirement benefit obligation relating to IBM's plan exceeded the fair value of assets in such plan.

     The amounts related to all retirement and other postretirement benefit plans which are reflected in the Company's financial statements represent prorata allocations of IBM's cost or credit based on headcount and salaries. The amounts charged (credited) to earnings by the Company for 1993, 1992 and 1991 were approximately $2,416, ($10,653), and ($11,436), respectively, for the retirement plan and $41,547, $26,483, and $21,331, respectively, for the other postretirement benefits plans, exclusive of the charge for the

                                FEDERAL SYSTEMS
            (A UNIT OF INTERNATIONAL BUSINESS MACHINES CORPORATION)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1993, 1992 AND 1991
                         (DOLLAR AMOUNTS IN THOUSANDS)

cumulative effect of adopting SFAS No. 106 in 1991. In addition, the restructuring charges for 1992 and 1991 (Note 3) include those elements of pension cost, other postretirement benefit plan costs, and medical and associated costs relating to "bridge" periods resulting from termination incentive expenses related to the 1992 and 1991 restructuring actions. No portion of IBM's prepaid pension asset or other postretirement benefits liability is reflected in the Company's financial statements.

OTHER BENEFIT PLANS

     Employees of the Company are eligible to participate in a disability plan sponsored by IBM. Effective January 1, 1993, IBM implemented SFAS No. 112, "Employers' Accounting for Postemployment Benefits," thereby changing its method of accounting for such postemployment benefits. The cumulative effect of adopting SFAS No. 112 charged to income by the Company in 1993 was $15,500, net of approximately $10,100 of income tax effects, which represents the Company's share of IBM's cumulative effect, determined based upon specific identification of the Company's participants as a percentage of the total IBM participants. Amounts charged to earnings by the Company relating to this plan were $1,034, $3,148 and $2,168 in 1993, 1992 and 1991, respectively, exclusive of the charge for the cumulative effect of adopting SFAS No. 112 in 1993.

     Employees of the Company meeting certain eligibility requirements may elect to participate in IBM's Tax Deferred Savings Plan, a savings plan in which employees may elect to contribute a portion of their eligible compensation on a tax deferred basis, subject to statutory limitations. IBM matches a portion of employees' contributions, and allocates the expense to the Company based upon participation and compensation. Expense recorded by the Company related to this plan was $7,139, $6,233 and $6,575 in 1993, 1992 and 1991, respectively.

     Company employees are also eligible to participate in the IBM Employees Stock Purchase Plan, which enables employees to purchase stock through payroll deductions up to 10 percent of eligible compensation. The price an employee pays for a share of stock is 85 percent of the average market price on the date that the employee has accumulated enough money to buy a share.

     The Company also sponsors an incentive based performance plan which provides cash awards to all employees based upon the Company's attainment of key business measurements. Expense of $29,653 and $22,095 was incurred under such plan for 1993 and 1992, respectively. The Company did not sponsor any such plan in 1991.

     Certain employees of the Company participate in the IBM 1989 Long-Term Performance Plan which provides for incentive awards to be made to officers and other key employees. The awards may include stock, stock options, stock appreciation rights, cash or any combination thereof. Expense related to this plan was $1,467 in 1993 and $498 in 1992 and 1991.

     Employees of the Company participate in various other IBM benefit plans, including health, life, dental, and travel accident insurance plans and other employee related programs. During 1993, 1992 and 1991, IBM charged $73,000, $64,000 and $65,000, respectively, to the Company representing the Company's proportionate share of IBM's cost, determined on the basis of headcount and salaries.

NOTE 9 -- RELATED PARTY TRANSACTIONS

     The Company has extensive transactions and relationships with IBM and its affiliates. Generally, services received from such related parties are charged to the Company at the related party's cost, determined generally on an allocation basis, and services provided by the Company to related parties are charged to the

                                FEDERAL SYSTEMS
            (A UNIT OF INTERNATIONAL BUSINESS MACHINES CORPORATION)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1993, 1992 AND 1991
                         (DOLLAR AMOUNTS IN THOUSANDS)

related party based upon the Company's cost. Accordingly, such transactions may not generally reflect the costs and revenues which would be derived from transactions between unrelated entities.

     The Company derives no revenue for IBM commercial information systems equipment and software sold under its contracts. Revenue from any such IBM equipment or software sold in connection with the Company's contracts is based generally upon IBM's standard prices established for government sales and accrues to IBM or its affiliates. For its proposal and other marketing efforts related to such IBM equipment and software, the Company billed an IBM affiliate $12,075, $24,800, and $34,500 in 1993, 1992 and 1991, respectively. Billings were determined based upon annual negotiations with the affiliate as to the expected proposal and marketing effort required by the Company and the expected future revenue to be derived by the affiliate from the Company's efforts on its behalf.

     IBM charges the Company for its own internal-use information systems equipment based upon IBM's cost. IBM has provided certain internal-use software to the Company at no cost and accordingly the accompanying financial statements reflect no amounts related to such software. Such software is provided free of charge to substantially all IBM units in the U.S. and is used for general purposes throughout IBM. The Company was charged approximately $11,200, $15,400 and $16,900 in 1993, 1992 and 1991, respectively, by IBM and its affiliates for maintenance services relating to such equipment and software based upon the Company's usage of such services.

     Various administrative services are received from IBM and its affiliates and include data processing, treasury, legal, accounting, audit, education, personnel, employee benefit, telecommunications and other general and administrative support services. Charges from IBM and its affiliates for most administrative services are based upon IBM's cost. Such cost is generally determined on the basis of usage, personnel, estimates of time spent to provide such services, or other appropriate bases. During 1993 and 1992, charges for data processing services performed by an IBM affiliate totalled approximately $31,600 and $36,500, respectively. In 1991, this affiliate performed data processing services for the Company for part of the year only; charges were approximately $11,100. During 1993, 1992 and 1991, charges from related parties for various personnel, educational and training programs totalled approximately $15,800, $10,300 and $6,700, respectively, charges for telecommunications services totalled approximately $4,600, $4,300 and $3,800, respectively, and charges for other administrative services totalled approximately $8,300, $6,800 and $6,500, respectively. Management believes such charges are reasonable.

     Certain other administrative services, general corporate research and corporate facilities are not charged by IBM to the Company because they are not directly allocable to the Company. However, some of these expenses are recoverable under the Company's government contracts as indirect costs in accordance with government-mandated cost accounting procedures. Revenue for 1993, 1992 and 1991 reflects recovery of approximately $29,500, $26,500, and $36,000, respectively, of such costs incurred by IBM, but not charged to the Company.

     IBM-U.K. provides systems, telecommunications and personnel support to the Company with respect to certain of its non-U.S. operations. The Company was charged approximately $8,400, $6,400 and $1,300 during 1993, 1992 and 1991, respectively, for these services.

     The Company provides certain services such as engineering and programming to IBM and its affiliates. The Company charges the receiving related party for such services based upon its cost, generally determined based upon cost per labor hour expended plus a provision for general and administrative and overhead costs, and records such charges as a reimbursement of its expenses. During 1993, 1992 and 1991, the Company charged costs of approximately $21,000, $53,000, and $83,700, respectively, to related parties for such

                                FEDERAL SYSTEMS
            (A UNIT OF INTERNATIONAL BUSINESS MACHINES CORPORATION)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1993, 1992 AND 1991
                         (DOLLAR AMOUNTS IN THOUSANDS)

services. The Company also provides certain personnel development and training programs to IBM employees outside of the Company. In 1993, 1992 and 1991, the Company charged IBM and IBM affiliates approximately $1,100, $5,500 and $6,000, respectively for such services, generally based upon costs incurred.

NOTE 10 -- GEOGRAPHIC INFORMATION

     A summary of geographic information relating to foreign and domestic operations is presented below:

                                                             YEAR ENDED DECEMBER 31,
                                                     ----------------------------------------
                                                        1993           1992           1991
                                                     ----------     ----------     ----------
    Sales
      U.S..........................................  $1,975,242     $2,004,962     $1,957,321
      Non-U.S......................................     316,561        184,996         29,618
                                                     ----------     ----------     ----------
                                                     $2,291,803     $2,189,958     $1,986,939
                                                     ----------     ----------     ----------
                                                     ----------     ----------     ----------
    Earnings (loss) before income taxes
      U.S..........................................  $  133,265     $  130,346     $   30,677
      Non-U.S......................................      (4,751)         1,642         (1,818)
                                                     ----------     ----------     ----------
                                                     $  128,514     $  131,988     $   28,859
                                                     ----------     ----------     ----------
                                                     ----------     ----------     ----------
    Assets
      U.S..........................................  $  925,109     $  930,271     $1,071,220
      Non-U.S......................................     123,839         82,605         26,357
                                                     ----------     ----------     ----------
                                                     $1,048,948     $1,012,876     $1,097,577
                                                     ----------     ----------     ----------
                                                     ----------     ----------     ----------

NOTE 11 -- FORWARD EXCHANGE CONTRACTS

     At December 31, 1993, the Company had outstanding forward exchange contracts to buy the U.S. dollar equivalent of $93,176 of foreign currencies and sell the U.S dollar equivalent of $13,701 of foreign currencies. These contracts mature in various periods through February 1995 and were entered into to hedge foreign currency commitments and transactions. The aggregate fair value of these forward exchange contracts at December 31, 1993 was $84,889 and $13,732 bought and sold, respectively.

NOTE 12 -- OTHER INCOME

     Other income consists of the following:

                                                                YEAR ENDED DECEMBER 31,
                                                             ------------------------------
                                                              1993        1992        1991
                                                             -------     -------     ------
    Interest and investment income.........................  $ 4,773     $ 8,001     $  521
    Foreign currency gains and losses, net.................      421       5,042      3,488
    Royalties..............................................    4,213       3,151      1,487
    Other..................................................    1,579       1,596        458
                                                             -------     -------     ------
                                                             $10,986     $17,790     $5,954
                                                             -------     -------     ------
                                                             -------     -------     ------

                                FEDERAL SYSTEMS
            (A UNIT OF INTERNATIONAL BUSINESS MACHINES CORPORATION)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1993, 1992 AND 1991
                         (DOLLAR AMOUNTS IN THOUSANDS)

NOTE 13 -- COMMITMENTS AND CONTINGENCIES

     The Company leases certain office space, facilities and equipment under noncancelable operating leases which expire in various years through 1999. These leases generally provide for renewal options ranging from one to five years. In addition, certain of such leases require the Company to share in its proportionate share of building operating costs and real estate taxes and contain escalation clauses for periodic increases. Rental expense incurred under such leases was approximately $40,000, $41,500 and $43,300 in 1993, 1992 and 1991, respectively, of which $21,000, $20,900 and $20,500, respectively, was paid to related parties. Future minimum lease commitments at December 31, 1993, including approximately $45,300 in the aggregate to related parties, are as follows:

        1994...............................................................  $29,600
        1995...............................................................   24,100
        1996...............................................................   17,000
        1997...............................................................    8,700
        1998...............................................................    5,500
        1999 and thereafter................................................      400
                                                                             -------
                                                                             $85,300
                                                                             -------
                                                                             -------

     The Company also occupies certain IBM office space for which the Company is charged its proportionate share of IBM's occupancy costs, including facilities rental and maintenance, security, and office support. Amounts charged by IBM to the Company for such office space and services were approximately $24,200, $21,700 and $18,400 for 1993, 1992 and 1991, respectively. In addition, IBM and IBM affiliates occupy certain of the Company's office space, primarily in the Company's owned properties. During 1993, 1992 and 1991, the Company charged related parties approximately $19,700, $31,100 and $42,500, respectively, for their proportionate share of occupancy and building operating costs.

     All of the costs that are directly or indirectly allocable to the Company's U.S. government contracts or subcontracts are subject to audit by the Defense Contract Audit Agency (DCAA) or other government agencies. Payments made to the Company under the terms of contracts which represent approximately 48% of total revenue during 1993 are subject to adjustment (including refunds to the government) in the event that claimed costs are determined to be ineligible for reimbursement. At December 31, 1993, DCAA audits had been completed through 1988. While there are certain matters involving cost allowability that are currently under question by the DCAA or other government agencies, the outcome of which is uncertain, the Company believes that its existing accruals for any such matters are adequate and that future audits and final adjustments will not have a significant impact on the Company's financial position.

     During the years 1988-1993 the Company made payments aggregating approximately $160,000 to employees associated with IBM retirement incentive programs. Such costs are expensed as incurred and are allowable as indirect costs under the Company's government contracts, but government regulations are not specific as to the recovery period for certain of the costs. In addition, the Company is also entitled to time value of money relating to certain of these unrecovered costs. Based on management's interpretation of government regulations and preliminary agreements with the government, the Company has been using a fifteen year amortization period over which to recognize potential recovery of all such costs and time value of money on all such unrecovered costs. If a final agreement with the government reflects a shorter amortization period or immediate inclusion of such costs in indirect cost rates, revenue recognition would be accelerated and the aggregate time value of money would decline. Revenue reflects recovery of such costs of $5,764, $4,122 and $2,352 in 1993, 1992 and 1991, respectively; $145,000 is unrecovered at December 31, 1993. Cost

                                FEDERAL SYSTEMS
            (A UNIT OF INTERNATIONAL BUSINESS MACHINES CORPORATION)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                        DECEMBER 31, 1993, 1992 AND 1991
                         (DOLLAR AMOUNTS IN THOUSANDS)

of sales has been reduced for time value of money on such unrecovered costs by $10,112, $6,687 and $4,352 in 1993, 1992 and 1991, respectively, and by $25,034 in the aggregate since 1988.

     At December 31, 1993, the Company had unused, outstanding letters of credit with commercial banking institutions in the aggregate amount of $19,699. Such letters of credit expire in 1994.

     In the normal course of its operations, the Company becomes involved in certain legal proceedings, including contract claims and disputes, employment related disputes or litigation, environmental matters, and investigations of compliance with government laws and regulations. In the opinion of management, based upon information presently available, after consideration of existing accruals, none of these matters is likely to have a significant effect upon the financial position of the Company.

     During 1993, discussions were held between management of the Company and FAA officials with respect to certain terms and conditions of a significant air traffic control contract (see Note 1). This contract has also been the subject of considerable public and media attention for the past year and on December 13, 1993, the FAA initiated a comprehensive review of the contract. Based upon the outcome of this comprehensive review, the potential exists for future modification of the contract terms and conditions. However, the extent of future contract modifications, if any, is not determinable at this time and accordingly, these financial statements have been prepared in accordance with the present contract terms and conditions.

NOTE 14 -- SUBSEQUENT EVENT

     On December 12, 1993, IBM and Loral Corporation (Loral) entered into an Asset Purchase Agreement whereby substantially all of the operations, assets and liabilities of the Company were sold to Loral effective January 1, 1994. On March 1, 1994, IBM and Loral consummated the closing of this transaction for consideration of $1,503,500, which amount is subject to adjustment based upon the outcome of future developments with respect to the matters referred to in the last paragraph of Note 13.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
             LORAL CORPORATION AND SUBSIDIARIES AND FEDERAL SYSTEMS

     The following unaudited pro forma condensed consolidated statement of income for the year ended March 31, 1994 gives effect to the acquisition of the Federal Systems Company ("Federal Systems"), a division of International Business Machines Corporation, by Loral Corporation effective January 1, 1994. The unaudited pro forma condensed consolidated statement of income assumes the acquisition occurred as of April 1, 1993. The pro forma information is based on the historical financial statements of Loral Corporation and Federal Systems for the periods indicated using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the unaudited pro forma condensed consolidated statement of income.

     The pro forma adjustments are based upon preliminary estimates of fair values. Actual adjustments will be based on final appraisals and other analyses of fair values. The unaudited pro forma condensed consolidated statement of income should be read in conjunction with the audited consolidated financial statements and notes of the respective companies. The pro forma data may not be indicative of the results that actually would have occurred if the acquisition had been in effect on the date indicated or results that may be obtained in the future.

     A pro forma balance sheet has not been presented since the transaction described herein has been reflected in the Company's March 31, 1994 balance sheet included in the Company's Annual Report on Form 10-K.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                       FOR THE YEAR ENDED MARCH 31, 1994

Periods combined:
Loral:             April 1, 1993 to March 31, 1994
Federal Systems:  April 1, 1993 to December 31, 1993 (See Note 1a)

                                                                            PRO FORMA
                                                               FEDERAL     ADJUSTMENTS     PRO FORMA
                                                    LORAL      SYSTEMS      (NOTE 1)      CONSOLIDATED
                                                   --------    --------    -----------    ------------
                                                         (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Sales...........................................   $4,008.7    $1,845.0                     $5,853.7
Costs and expenses..............................    3,607.3     1,764.0      $   2.1(c)      5,373.4
                                                   --------    --------    -----------    ------------
Operating income................................      401.4        81.0         (2.1)          480.3
Interest income (expense), net..................      (39.0)        4.8        (79.4)(b)      (113.6)
                                                   --------    --------    -----------    ------------
Income before income taxes and equity in net
  income of affiliate...........................      362.4        85.8        (81.5)          366.7
Income taxes....................................      135.3        36.5        (31.9)(d)       139.9
                                                   --------    --------    -----------    ------------
Income before equity in net income of
  affiliate.....................................      227.1        49.3        (49.6)          226.8
Equity in net income of affiliate...............        1.2                                      1.2
                                                   --------    --------    -----------    ------------
Net income......................................   $  228.3    $   49.3      $ (49.6)       $  228.0
                                                   --------    --------    -----------    ------------
                                                   --------    --------    -----------    ------------
Earnings per share (Note 2):
  Primary.......................................   $   2.72                                 $   2.72
                                                   --------                               ------------
                                                   --------                               ------------
  Fully diluted.................................   $   2.72                                 $   2.72
                                                   --------                               ------------
                                                   --------                               ------------
Weighted average common shares outstanding:
  Primary.......................................       83.9                                     83.9
                                                   --------                               ------------
                                                   --------                               ------------
  Fully diluted.................................       83.9                                     83.9
                                                   --------                               ------------
                                                   --------                               ------------

  See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Income.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              STATEMENT OF INCOME

1. The following facts and assumptions were used in determining the pro forma effect of the acquisition of the Federal Systems Company ("Federal Systems"), a division of International Business Machines Corporation ("IBM").

  a. Pursuant to the Asset Purchase Agreement dated December 12, 1993, on March 1, 1994, Loral Corporation ("Loral" or the "Company") purchased effective January 1, 1994, certain assets and assumed certain liabilities of Federal Systems for $1,503.5 million in cash, plus estimated acquisition costs of $8 million. The purchase price is net of a $71.5 million adjustment based upon subsequent negotiations and the difference of closing net asset values of Federal Systems determined in accordance with generally accepted accounting principles, compared to previous projected net asset values.

     The acquisition of Federal Systems has been accounted for as a purchase. In accordance with paragraph 93 of Accounting Principles Board Opinion No. 16, Loral's consolidated statement of income reflects the operations of Federal Systems and purchase accounting adjustments from the effective date of acquisition through March 31, 1994. Pro forma adjustments for the year ended March 31, 1994 described hereafter, have been reflected for the nine month period prior to the effective date of the acquisition. The Federal Systems unaudited condensed consolidated statement of income represents their operating results from April 1, 1993 through December 31, 1993. Sales and operating income of Federal Systems for the three months ended March 31, 1993, which are not included in the unaudited pro forma condensed consolidated statement of income were $446.8 million and $36.5 million, respectively.

  b. The purchase price was determined through arm's length bargaining between the Company and IBM. The acquisition was financed through cash on hand and commercial paper borrowings backed by revolving credit facilities totalling $1.7 billion, with a group of banks. The unaudited pro forma condensed consolidated statement of income reflects charges for interest expense on the purchase price plus estimated expenses at an assumed interest rate of 7%.

  c. The estimated excess of purchase price over net assets acquired of $806.9 million is being amortized over 40 years. Other purchase accounting adjustments to the unaudited pro forma condensed consolidated statement of income, pursuant to the provisions of Accounting Principles Board Opinion No. 16, include adjustments relating to a net reduction of accumulated contract costs resulting from valuing acquired contracts in process at contract price, minus the estimated cost to complete and an allowance for the Company's normal profit on its effort to complete such contracts. The impact of this adjustment relates to contract performance, primarily over a three to four year period. The unaudited pro forma condensed consolidated statement of income includes a resulting adjustment of $18 million. The unaudited pro forma condensed consolidated statement of income also includes charges for depreciation over an estimated weighted average eighteen-year life of the $72 million excess of fair value of depreciable fixed assets over the historical net book value and charges for amortization over an estimated life of 15 years of the $40 million excess of fair value of intangible assets over the historical net book value.

  d. A statutory (federal and state) tax rate of 39.0% was assumed on the pro forma adjustments.

2. Primary and fully diluted earnings per share are computed based upon the weighted average number of shares of common stock and common stock equivalents (stock options) outstanding.

                                EXHIBIT INDEX


Exhibit
  No.                          Description
- - - -------                        -----------
  23                Consent of Price Waterhouse